Exhibit 99.1

News Release

Nektar Therapeutics Reports Second Quarter 2010 Financial Results

SAN CARLOS, Calif., July 28, 2010 — Nektar Therapeutics (Nasdaq: NKTR) today reported its financial results for the second quarter ended June 30, 2010.

Cash, cash equivalents, and short-term investments at June 30, 2010 were $338.2 million as compared to $362.0 million at March 31, 2010.

Revenue for the second quarter of 2010 increased to $42.6 million as compared to $13.0 million in the second quarter of 2009.  The increase in revenue year over year is largely the result of the amortization of the $125 million milestone payment received from AstraZeneca in September 2009 under the new partnership agreement for NKTR-118.

Total operating costs and expenses in the second quarter of 2010 declined by 6% to $40.7 million, compared to $43.5 million in the second quarter 2009.

Research and development expense increased to $25.6 million in the second quarter 2010 as compared to $24.0 million for the same quarter in 2009. General and administrative expense was $10.2 million in the second quarter 2010 as compared to $9.1 million in the second quarter of 2009.

“The number of drug candidates advanced by Nektar in just three years highlights the unique potential of our polymer conjugation technology to create a steady stream of valuable product opportunities,” said Howard W. Robin, President and Chief Executive Officer of Nektar. “In the second quarter, we reported compelling Phase 2 data for our lead oncology compound, NKTR-102, in both ovarian and breast cancer patients. With a deep pipeline in various stages of development, ranging from preclinical compounds to candidates preparing for Phase 3, Nektar is well-positioned for continued success in 2010.”

Net loss for the second quarter ended June 30, 2010 was $0.5 million or $0.01 per share as compared to a net loss of $32.1 million or $0.35 per share in the second quarter of 2009.

Conference Call to Discuss Second Quarter 2010 Financial Results
A conference call to review results will be held today, Wednesday, July 28, 2010 at 2 PM Pacific Time.  To access the conference call, follow these instructions:

Dial: (866) 788-0541 (U.S.); (857) 350-1679 (international)
Passcode: 96449158

An audio replay will also be available shortly following the call through Thursday, August 12, 2010 and can be accessed by dialing (888) 286-8010 (U.S.); or (617) 801-6888 (international) with a passcode of 67523786.

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, or explained on the conference call, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

About Nektar
Nektar Therapeutics is a biopharmaceutical company developing novel therapeutics based on its PEGylation and advanced polymer conjugation technology platforms. Nektar has a robust R&D pipeline of potentially high-value therapeutics in oncology, pain and other areas. In the area of pain, Nektar has an exclusive worldwide license agreement with AstraZeneca for Nektar’s oral NKTR-118 development program to treat opioid-induced constipation and its NKTR-119 development program for the treatment of pain without constipation side effects.  The company has additional pain compounds in preclinical studies.  In oncology, NKTR-102, a novel topoisomerase I-inhibitor, is being evaluated in Phase 2 clinical studies for the treatment of ovarian, breast and colorectal cancers. NKTR-105, a novel anti-mitotic agent, is in a Phase 1 clinical study in cancer patients with refractory solid tumors.

Nektar's technology has enabled nine approved products in the U.S. or Europe through partnerships with leading biopharmaceutical companies, including UCB's Cimzia(R) for Crohn's disease and rheumatoid arthritis, Roche's PEGASYS(R) for hepatitis C and Amgen's Neulasta(R) for neutropenia.

Nektar is headquartered in San Carlos, California, with additional R&D operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

This press release contains forward-looking statements that reflect management's current views regarding the progress and potential of Nektar's pipeline of proprietary drug candidates, the value and potential of the Nektar's technology platform, and the value and potential of certain of Nektar's collaborations with third parties.  These forward-looking statements involve numerous risks and uncertainties, including but not limited to: (i) Nektar's proprietary product candidates and those of its collaboration partners are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage of development prior to regulatory approval for numerous reasons including, without limitation, safety and efficacy findings even after initial preclinical and clinical results have been positive; (ii) the timing or success of the commencement or end of clinical trials and commercial launch of partnered products may be delayed or unsuccessful due to slower than anticipated patient enrollment, drug manufacturing challenges, changing standards of care, clinical trial design, clinical outcomes, or delay or failure in obtaining regulatory approval in one or more important markets; (iii) Nektar's patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required in the future; (iv) the outcome of any future intellectual property or other litigation related to Nektar's proprietary product candidates or complex commercial agreements; (v) if Nektar is unable to establish and maintain collaboration partnerships on attractive commercial terms, our business, results of operations and financial condition could suffer; and (vi) certain other important risks and uncertainties set forth in Nektar's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 to be filed on or about July 28, 2010, the Current Report on Form 8-K filed today, and the most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 5, 2010.  Actual results could differ materially from the forward-looking statements contained in this press release.  Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Nektar Investor Inquiries:
Jennifer Ruddock/Nektar Therapeutics
(650) 631-4954

Susan Noonan/SA Noonan Communications, LLC
(212) 966-3650

Nektar Media Inquiries:
Karen Bergman/BCC Partners
(650) 575-1509

Michelle Corral/BCC Partners
(415) 794-8662

# # #

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2010	December 31, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$23,244	$49,597
Short-term investments	314,976	346,614
Accounts receivable	9,446	4,801
Inventory	9,777	6,471
Other current assets	6,363	6,183
Total current assets	$363,806	$413,666

Property and equipment, net	88,223	78,263
Goodwill	76,501	76,501
Other assets	2,108	7,088
Total assets	$530,638	$575,518

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,627	$3,066
Accrued compensation	7,908	10,052
Accrued expenses	10,189	4,354
Accrued clinical trial expenses	13,349	14,167
Deferred revenue, current portion	65,342	115,563
Other current liabilities	6,051	5,814
Total current liabilities	$107,466	$153,016

Convertible subordinated notes	214,955	214,955
Capital lease obligations	17,887	18,800
Deferred revenue	71,910	76,809
Deferred gain	4,589	5,027
Other long-term liabilities	4,302	4,544
Total liabilities	$421,109	$473,151

Commitments and contingencies

Stockholders' equity:
Preferred stock	$-	$-
Common stock	9	9
Capital in excess of par value	1,342,195	1,327,942
Accumulated other comprehensive income	581	1,025
Accumulated deficit	(1,233,256)	(1,226,609)
Total stockholders' equity	$109,529	$102,367
Total liabilities and stockholders' equity	$530,638	$575,518

(1) The consolidated balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share information)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenue:
Product sales and royalties	$11,154	$10,525	$14,738	$16,995
License, collaboration and other	31,409	2,463	61,062	5,704
Total revenue	42,563	12,988	75,800	22,699

Operating costs and expenses:
Cost of goods sold	4,889	10,379	9,185	16,005
Research and development	25,600	24,002	48,886	47,365
General and administrative	10,207	9,087	19,220	20,107
Total operating costs and expenses	40,696	43,468	77,291	83,477

Income (loss) from operations	1,867	(30,480)	(1,491)	(60,778)

Non-operating income (expense):
Interest income	393	950	856	2,600
Interest expense	(2,909)	(2,948)	(5,860)	(6,285)
Other income, net	163	203	187	248
Total non-operating expense	(2,353)	(1,795)	(4,817)	(3,437)

Loss before provision (benefit) for income taxes	(486)	(32,275)	(6,308)	(64,215)

Provision (Benefit) for income taxes	31	(206)	339	(339)

Net loss	$(517)	$(32,069)	$(6,647)	$(63,876)

Basic and diluted net loss per share	$(0.01)	$(0.35)	$(0.07)	$(0.69)

Shares used in computing basic and diluted net loss per share	94,065	92,556	93,849	92,536

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(6,647)	$(63,876)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,334	7,359
Stock-based compensation	8,105	4,691
Deferred rent	542	-
Other non-cash transactions	(747)	56
Changes in operating assets and liabilities:
Accounts receivable	(4,645)	2,362
Inventory	(3,306)	(791)
Other assets	(136)	1,284
Accounts payable	2,183	(5,513)
Accrued compensation	(2,144)	(4,687)
Accrued expenses	1,012	(1,344)
Accrued clinical trial expenses	(818)	(5,512)
Deferred revenue	(55,120)	(4,111)
Other liabilities	(729)	(995)
Net cash used in operating activities	$(54,116)	$(71,077)

Cash flows from investing activities:
Purchases of investments	(218,275)	(186,016)
Sales of investments	8,197	7,627
Maturities of investments	241,256	221,948
Transaction costs from Novartis pulmonary asset sale	-	(4,440)
Purchases of property and equipment	(8,796)	(7,999)
Net cash provided by investing activities	$22,382	$31,120

Cash flows from financing activities:
Payments of loan and capital lease obligations	(731)	(616)
Proceeds from issuances of common stock	6,148	90
Net cash provided by (used in) financing activities	$5,417	$(526)
Effect of exchange rates on cash and cash equivalents	(36)	(109)
Net decrease in cash and cash equivalents	$(26,353)	$(40,592)
Cash and cash equivalents at beginning of period	49,597	155,584
Cash and cash equivalents at end of period	$23,244	$114,992